Exhibit 99.1

Echo Global Logistics Reports Record Third Quarter 2014 Results; Revenue Up 37% Year over Year

CHICAGO, October 23, 2014 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended September 30, 2014.

“Echo continues to leverage the strengths of our business model to deliver impressive results as we completed another record quarter of revenue and profitability.  Our success is driven by our strong organic growth and the impact of our recently completed acquisitions,” stated Doug Waggoner, Chief Executive Officer of Echo.  “We continue to utilize our extensive small to midsize carrier network to provide exceptional and reliable service to our shippers,” said Waggoner.

Third Quarter 2014 Highlights

•                  Total revenue increased 37% to $320.6 million from the third quarter of 2013

•                  Non-GAAP EBITDA increased 37% to $13.5 million from the third quarter of 2013*

•                  Non-GAAP net income increased 36% to $6.0 million from the third quarter of 2013*

•                  Non-GAAP fully diluted EPS increased 34% to $0.25 from the third quarter of 2013*

* All non-GAAP financial measures exclude the effects of changes in contingent consideration payable. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended September 30,
Dollars in millions, except per share data	2014	2013	% change
	(unaudited)
Revenue:
Transactional	$242.3	$163.7	48.0%
Enterprise	$78.3	$71.1	10.1%
Total Revenue	320.6	234.8	36.5%

Net revenue	58.4	40.6	44.0%

Operating expenses
Commissions	16.9	10.2	66.0%
Selling, general and administrative	28.0	20.6	36.2%
Total operating expenses (1)	44.9	30.8	46.1%

Non-GAAP EBITDA (1)	13.5	9.8	37.4%

Depreciation and amortization	3.7	2.7	38.8%
Non-GAAP Operating income (1)	9.8	7.1	36.8%
Other expense	0.1	0.0	52.6%
Non-GAAP Income before taxes (1)	9.7	7.1	36.7%

Income taxes (2)	3.7	2.7	38.1%

Non-GAAP Net Income (2)	6.0	4.4	35.8%

Non-GAAP Fully Diluted EPS (2)	$0.25	$0.19	34.3%
Diluted shares	23.7	23.5

Reconciliation to GAAP Operating Income, Operating Margin, Net income and Fully Diluted EPS
Non-GAAP EBITDA (1)	13.5	9.8	37.4%
Change in contingent consideration payable	(0.8)	(0.0)	2500.3%
Depreciation and amortization	(3.7)	(2.7)	38.8%
Other income (expense)	(0.1)	(0.0)	52.6%
Income taxes	(3.4)	(2.7)	27.2%
Net Income	5.5	4.4	25.1%

Non-GAAP EBITDA Margin (1)	23.1%	24.2%	(111	)bps
Effect of change in contingent consideration payable, depreciation and amortization	(7.7)%	(6.7)%	(106	)bps
Operating Margin (% of Net Revenue)	15.4%	17.5%	(217	)bps

Non-GAAP Operating Income (1)	9.8	7.1	36.8%
Change in contingent consideration payable	(0.8)	(0.0)	2500.3%
Operating Income	9.0	7.1	26.2%

Non-GAAP Net Income (2)	6.0	4.4	35.8%
Change in contingent consideration payable, net of tax effect	(0.5)	(0.0)	2484.0%
Net Income	5.5	4.4	25.1%

Non-GAAP Fully Diluted EPS (2)	$0.25	$0.19	34.3%
Change in contingent consideration payable, net of tax effect	(0.02)	(0.00)	2455.3%
Fully Diluted EPS	$0.23	$0.19	23.7%

Operating Metrics
Net revenue margin	18.2%	17.3%	95	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	23.1%	24.2%	(111	)bps
Shipment volume	560,332	480,201	16.7%
Total employees	1,705	1,281	33.1%
Sales employees and agents	1,126	820	37.3%
Truckload (TL) Revenue %	53.1%	46.0%	706	bps
Less Than Truckload (LTL) Revenue %	37.6%	40.8%	(313	)bps
Intermodal Revenue %	5.7%	6.8%	(104	)bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable.

2014 Full Year Guidance

“We remain focused on our long term growth strategy and continue to make investments in our people, our technology and our operations to drive revenue and profitability,” commented Kyle Sauers, Chief Financial Officer of Echo.  Sauers continued, “With our continued success in the third quarter, we are updating our full year revenue guidance to a range of $1.16 billion to $1.18 billion.  We are also updating guidance of full year SG&A costs to be in the range of $104 to $106 million, excluding any potential deal-related costs.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on October 23, 2014 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, Dave Menzel, Chief Operating Officer, and Kyle Sauers, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and reference “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to these Non-GAAP financial measures to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable.  We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Form 10-K for the year ended December 31, 2013 we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
REVENUE	$320,565,829	$234,842,526	$873,355,913	$662,870,833

COSTS AND EXPENSES
Transportation costs	262,135,779	194,259,277	719,378,267	544,176,331
Selling, general, and administrative expenses	45,761,471	30,810,112	124,033,421	92,097,832
Depreciation and amortization	3,693,949	2,660,755	10,060,299	7,868,534
INCOME FROM OPERATIONS	8,974,630	7,112,382	19,883,926	18,728,136
OTHER EXPENSE	(114,973)	(75,328)	(232,298)	(276,274)
INCOME BEFORE PROVISION FOR INCOME TAXES	8,859,657	7,037,054	19,651,628	18,451,862
INCOME TAX EXPENSE	(3,402,053)	(2,674,729)	(7,519,848)	(6,990,288)
NET INCOME	$5,457,604	$4,362,325	$12,131,780	$11,461,574

Basic net income per share	$0.24	$0.19	$0.53	$0.50
Diluted net income per share	$0.23	$0.19	$0.51	$0.49

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
	(unaudited)
Cash and cash equivalents	$30,101,634	$52,506,560
Accounts receivable, net of allowance for doubtful accounts	163,067,296	109,662,529
Prepaid expenses	2,220,604	2,510,791
Other current assets	1,091,912	2,402,323
Total long term assets	131,409,704	78,064,390
Total assets	$327,891,150	$245,146,593

Accounts payable — trade	$103,970,759	$65,322,807
Other current liabilites	42,002,405	14,085,896
Deferred income taxes	3,365,275	3,547,426
Long term liabilities	3,850,615	2,960,433
Stockholders’ equity	174,702,096	159,230,031
Total liabilities and stockholders’ equity	$327,891,150	$245,146,593

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2014	2013
	(Unaudited)
Net cash provided by operating activities	$27,049,208	$21,742,005

Net cash used in investing activities	(46,169,157)	(8,897,053)

Net cash used in financing activities	(3,284,977)	(1,285,315)

Increase (Decrease) in cash and cash equivalents	(22,404,926)	11,559,637
Cash and cash equivalents, beginning of period	52,506,560	41,780,984
Cash and cash equivalents, end of period	$30,101,634	$53,340,621

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

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